UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 8, 2005

Date of Report (Date of earliest event reported)

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REAL LOGIC, INC.

Exact name of registrant as specified in its charter)

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Florida	000-25003	64-1045849
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

340 Royal Poinciana Way, Suite 326 B

Palm Beach, Fl., 33480

(Address of principal executive offices)

561-655-3200

Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Definitive Merger Agreement

We have entered into a Merger Agreement with Timber Property, Inc., a Delaware corporation. The Agreement is dated as of September 1, 2005, and was approved by the shareholders of Timber Property on September 7, 2005. Prior to the merger, we held approximately 86% of the stock of Timber Property. Real Logic will be the surviving corporation. The Timber Property shares held by Real Logic will be cancelled, and the minority shareholders of Timber Property will receive shares of Real Logic common stock amounting to a minority interest of less than one percent. The shares will be restricted stock.

We acquired a controlling interest in Timber Property approximately three years ago. At that time, Timber Property was a newly formed entity whose assets consisted of various securities holdings. The assets were transferred out of Timber Property in connection with the sale of a controlling interest to Real Logic.

The Merger is an important step for us because Timber Property has 1,085 shareholders, who will become shareholders of Real Logic. We have been preparing to become publicly traded, and one of the requirements to be met is to have a sufficient number of shareholders. This merger is intended to fulfill that requirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Real Logic, Inc.

By:	/s/ BRADFORD L. TOLLEY
Bradford L. Tolley, CEO

Date: September 8, 2005